Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2003, except for the fourth paragraph of Note 1 and Note 13, as to which the date is February 28, 2003 relating to the financial statements, which appears in Vicuron Pharmaceutical Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
February 13, 2004